                                                               Page 7 of 8 Pages

                                   EXHIBIT A
                        TRANSACTIONS IN THE COMMON STOCK

  With respect to the transactions set forth below, all purchases were made by Pebbleton Corporation N.V. and were effected on The Nasdaq Stock Market, Inc., the exchange on which the shares of Common Stock of Dawson Geophysical Company are traded during the 60 days prior to the filing of this Amendment No. 5.


          DATE OF PURCHASE        NUMBER OF SHARES                      PRICE PER SHARE
                                     PURCHASED                               ($)
              03/15/99                   200                               7.8750
                                      14,800                               8.0000
                                      ------
                                      15,000

              03/16/99                 3,700                               8.0625
                                       2,000                               8.1875
                                       6,400                               8.1250
                                      12,000                               8.2500
                                      ------
                                      24,100

              03/17/99                19,900                               8.4375
                                       5,200                               8.5000
                                      ------
                                      25,100

              03/23/99                 1,000                               8.5000

              03/24/99                 1,300                               8.5000

              03/25/99                 2,800                               8.5000

              03/26/99                   700                               8.5000

              04/01/99                10,000                               8.0625
                                      10,000                               8.2500
                                      ------
                                      20,000

              04/20/99                10,000                               9.0000

              04/22/99                15,000                               9.5700
                                         500                               9.6250
                                       2,500                               9.7500
                                      ------
                                      18,000

              04/23/99                 1,000                               9.4375
                                       8,000                               9.7500
                                       -----
                                       9,000

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                                                               Page 8 of 8 Pages

          DATE OF PURCHASE        NUMBER OF SHARES                      PRICE PER SHARE
                                     PURCHASED                               ($)
              04/26/99                 3,000                                9.8725
                                       1,500                                9.9375
                                       2,500                               10.0000
                                       -----
                                       7,000

              04/27/99                 7,000                               10.0000

              04/28/99                95,000                               10.0000

              04/29/99                14,000                                10.125

              04/30/99                23,000                                10.125

              05/04/99                 3,000                                10.500
                                       1,000                                10.375
                                       -----
                                       4,000

              05/07/99                 5,000                                10.625

              05/10/99                 5,000                                10.625

              05/11/99                10,000                                10.625